Exhibit 99.1
Dexcom Reports Fourth Quarter and Fiscal Year 2021 Financial Results

SAN DIEGO, CA - (BUSINESS WIRE-February 10, 2022) - DexCom, Inc. (Nasdaq: DXCM) today reported its financial results as of and for the quarter and fiscal year ended December 31, 2021.

Fourth Quarter 2021 Financial Highlights:

•Revenue grew 23% versus the same quarter of the prior year to $698.2 million on a reported basis and 20% on an organic1 basis.
•U.S. revenue growth of 15% and international revenue growth of 54% on a reported basis. International revenue growth was 41% on an organic1 basis.
•GAAP operating income of $0.6 million or 0.1% of revenue, a decrease of 1,820 basis points compared to the fourth quarter of 2020. Non-GAAP operating income* of $99.0 million or 14.2% of revenue, a decrease of 420 basis points compared with the same quarter of the prior year.

Full Year 2021 Financial Highlights:

•Full year revenue grew 27% versus the prior year to $2.45 billion on a reported basis and 26% on an organic basis1.
•U.S. revenue growth of 23% and international revenue growth of 44% on a reported basis. International revenue growth was 37% on an organic1 basis.
•GAAP operating income of $265.8 million or 10.9% of revenue, a decrease of 460 basis points compared to 2020. Non-GAAP operating income* of $370.7 million or 15.1% of revenue, a decrease of 150 basis points over the prior year.

Strategic Highlights:

•Submitted a comprehensive 510(k) pre-market notification to the U.S. Food and Drug Administration for regulatory review of the Dexcom G7 CGM System in accordance with the iCGM Special Controls. Data in the submission highlighted industry-leading precision, including mean absolute relative difference (MARD) from the pivotal trial as follows:
◦Adults: 8.2%
◦Pediatrics: 8.1%
•In conjunction with National Diabetes Awareness Month in November, collaborated with nonprofit partners in the Global Movement for Time in Range, as well as Dexcom Warriors Nick Jonas and Patti Labelle, to advocate for greater access to diabetes technology in underserved communities.
•Dexcom’s MOBILE trial recognized by the American Diabetes Association (ADA) in their updated 2022 Standards of Care, acknowledging the clinical benefit of real-time CGM for people with Type 2 diabetes treated with basal insulin.

“2021 was another great year for Dexcom, producing record customer growth, an expanded product and software portfolio, and further success in our ongoing campaign to improve global access,” said Kevin Sayer, Dexcom’s chairman, president and CEO. “With the upcoming launch of G7 and several exciting initiatives planned for 2022, we look forward to another great year ahead.”
1 Excludes non-CGM revenue acquired in conjunction with Dexcom’s acquisition of its distributor in Australia and New Zealand.

2022 Annual Guidance

The company is reiterating guidance for fiscal year 2022 revenue, and establishing guidance for full year Non-GAAP Gross Profit Margin, Non-GAAP Operating Margin, and Adjusted EBITDA Margin to the following levels:

•Revenue of approximately $2.82 - 2.94 billion (15-20% growth)
•Non-GAAP Gross Profit Margin of approximately 65%
•Non-GAAP Operating Margin of approximately 16%
•Adjusted EBITDA Margin of approximately 25%

Fourth Quarter 2021 Financial Results

Revenue: In the fourth quarter of 2021, worldwide revenue grew 23% to $698.2 million, up from $568.9 million in the fourth quarter of 2020. Volume growth in conjunction with strong new customer additions continues to be the primary driver of revenue growth as awareness of real-time CGM increases.

Gross Profit: GAAP gross profit totaled $472.6 million or 67.7% of revenue for the fourth quarter of 2021, compared to $399.1 million or 70.2% of revenue in the fourth quarter of 2020.

Non-GAAP gross profit* totaled $472.6 million or 67.7% of revenue for the fourth quarter of 2021, compared to $399.1 million or 70.2% of revenue in the fourth quarter of 2020.

Operating Income: GAAP operating income for the fourth quarter of 2021 was $0.6 million, compared to GAAP operating income of $104.0 million for the fourth quarter of 2020.

Non-GAAP operating income* for the fourth quarter of 2021 was $99.0 million, compared to non-GAAP operating income of $104.4 million for the fourth quarter of 2020.

Net Income and Net Income per Share: GAAP net loss was $19.4 million, or $0.20 per diluted share, for the fourth quarter of 2021, compared to GAAP net income of $355.2 million, or $3.48 per diluted share, for the same quarter of 2020.

Non-GAAP net income* was $69.0 million, or $0.68 per diluted share, for the fourth quarter of 2021, compared to non-GAAP net income of $90.4 million, or $0.91 per diluted share, for the same quarter of 2020. The fourth quarter 2021 non-GAAP amount excludes $87.1 million non-cash charge related to our 2018 collaboration and licensing agreement with Verily, $20.9 million of non-cash interest expense related to Dexcom’s senior convertible notes, $11.6 million of income from the sale of equity investments, $9.9 million of intellectual property litigation costs, and $19.9 million of tax adjustments primarily related to excess tax benefits from stock compensation vesting.

The fourth quarter 2020 non-GAAP amount excludes $20.3 million of non-cash interest expense related to Dexcom’s senior convertible notes and $285.5 million net benefit to tax expense associated with the release of the valuation allowance related to deferred tax assets.

Cash and Liquidity: As of December 31, 2021, Dexcom held $2.73 billion in cash, cash equivalents and marketable securities and our revolving credit facility remains undrawn. The cash balance represents significant financial and strategic flexibility as Dexcom continues to expand production capacity and explore new market opportunities.

* See Table E below for a reconciliation of these GAAP and non-GAAP financial measures.

Conference Call

Management will hold a conference call today starting at 4:30 p.m. (Eastern Time). The conference call will be concurrently webcast. The link to the webcast will be available on the Dexcom Investor Relations website at investors.dexcom.com by navigating to “Events and Presentations,” and will be archived for future reference. To listen to the conference call, please dial (800) 446-1671 (US/Canada) or (847) 413-3362 (International) and use the confirmation number “50233346” approximately five minutes prior to the start time.

Statement Regarding Use of Non-GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section of the accompanying tables titled “About Non-GAAP Financial Measures” as well as the related Table E.

About DexCom, Inc.

DexCom, Inc. empowers people to take control of diabetes through innovative continuous glucose monitoring (CGM) systems. Headquartered in San Diego, California, Dexcom has emerged as a leader of diabetes care technology. By listening to the needs of users, caregivers, and providers, Dexcom simplifies and improves diabetes management around the world.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Dexcom’s or its management’s intentions, beliefs, expectations and strategies for the future, including statements with respect to the impacts of the COVID-19 pandemic on Dexcom, timing or acceptance of regulatory approvals and commercial launch of G7 and our outlook for the full year 2022. All forward-looking statements and reasons why results might differ included in this press release are made as of the date of this release, based on information currently available to Dexcom, deal with future events, are subject to various risks and uncertainties, and actual results could differ materially from those anticipated in those forward-looking statements. The risks and uncertainties that may cause actual results to differ materially from Dexcom’s current expectations are more fully described in Dexcom’s Annual Report on Form 10-K for the period ended December 31, 2021, as to be filed with the Securities and Exchange Commission on February 14, 2022 and our most recent Quarterly report on Form 10-Q for the quarter ended September 30, 2021, as filed with the Securities and Exchange Commission on October 28, 2021. Except as required by law, Dexcom assumes no obligation to update any such forward-looking statement after the date of this report or to conform these forward-looking statements to actual results.

INVESTOR RELATIONS CONTACT:
Sean Christensen
Senior Director - Investor Relations and Corporate FP&A

investor-relations@dexcom.com
(858) 200-0200

MEDIA CONTACT:
James McIntosh
(619) 884-2118

DexCom, Inc.,
Table A
Consolidated Balance Sheets
(In millions, except par value data)

	December 31, 2021	December 31, 2020
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$1,052.6	$817.6
Short-term marketable securities	1,678.6	1,890.1
Accounts receivable, net	514.3	428.5
Inventory	357.3	234.7
Prepaid and other current assets	81.6	53.9
Total current assets	3,684.4	3,424.8
Property and equipment, net	801.8	515.3
Operating lease right-of-use assets	88.1	93.3
Goodwill	26.5	19.3
Deferred tax assets	220.8	216.4
Intangibles and other assets, net	42.0	21.4
Total assets	$4,863.6	$4,290.5
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$573.0	$481.1
Accrued payroll and related expenses	125.2	114.3
Short-term operating lease liabilities	20.5	16.5
Deferred revenue	2.1	2.2
Total current liabilities	720.8	614.1
Long-term senior convertible notes	1,702.7	1,667.2
Long-term operating lease liabilities	98.6	101.8
Other long-term liabilities	90.0	80.9
Total liabilities	2,612.1	2,464.0
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5.0 million shares authorized; no shares issued and outstanding at December 31, 2021 and December 31, 2020	—	—
Common stock, $0.001 par value, 200.0 million shares authorized; 97.8 million and 97.0 million shares issued and outstanding, respectively, at December 31, 2021; and 96.9 million and 96.1 million shares issued and outstanding, respectively, at December 31, 2020	0.1	0.1
Additional paid-in capital	2,504.5	2,125.3
Accumulated other comprehensive income	0.5	3.2
Accumulated deficit	(47.4)	(202.1)
Treasury stock, at cost; 0.8 million shares at December 31, 2021 and 0.8 million shares at December 31, 2020	(206.2)	(100.0)
Total stockholders’ equity	2,251.5	1,826.5
Total liabilities and stockholders’ equity	$4,863.6	$4,290.5

DexCom, Inc.
Table B
Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue	$698.2	$568.9	$2,448.5	$1,926.7
Cost of sales	225.6	169.8	768.0	646.6
Gross profit	472.6	399.1	1,680.5	1,280.1
Operating expenses:
Research and development	149.8	119.2	517.1	359.9
Collaborative research and development fee	87.1	—	87.1	—
Selling, general and administrative	235.1	175.9	810.5	620.7
Total operating expenses	472.0	295.1	1,414.7	980.6
Operating income	0.6	104.0	265.8	299.5
Interest expense	(25.2)	(24.6)	(100.3)	(84.7)
Loss on extinguishment of debt	(0.7)	—	(1.5)	(5.9)
Income from equity investments	11.6	—	11.6	—
Interest and other income (expense), net	(1.0)	1.9	(1.7)	16.1
Income (loss) before income taxes	(14.7)	81.3	173.9	225.0
Income tax expense (benefit)	4.7	(273.9)	19.2	(268.6)
Net income (loss)	$(19.4)	$355.2	$154.7	$493.6

Basic net income (loss) per share	$(0.20)	$3.70	$1.60	$5.23
Shares used to compute basic net income (loss) per share	97.0	96.0	96.7	94.4
Diluted net income (loss) per share	$(0.20)	$3.48	$1.55	$5.06
Shares used to compute diluted net income (loss) per share	97.0	104.3	100.1	97.5

DexCom, Inc.
Table C
Revenue by Geography
(Dollars in millions)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
U.S. revenue	$517.1	$451.5	$1,849.4	$1,509.5
Year over year growth	15%	20%	23%	30%
% of total revenue	74%	79%	76%	78%

International revenue	$181.1	$117.4	$599.1	$417.2
Year over year growth	54%	35%	44%	33%
% of total revenue	26%	21%	24%	22%

Total revenue (1)	$698.2	$568.9	$2,448.5	$1,926.7
Year over year growth	23%	23%	27%	31%
(1) The sum of the revenue components may not equal total revenue due to rounding.

DexCom, Inc.
Table D
Revenue by Component
(Dollars in millions)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Sensor and other revenue (1) (2)	$598.6	$465.6	$2,065.3	$1,561.4
Year over year growth	29%	30%	32%	36%
% of total revenue	86%	82%	84%	81%

Hardware revenue (1)(3)	$99.6	$103.3	$383.2	$365.3
Year over year growth	(4)%	—%	5%	12%
% of total revenue	14%	18%	16%	19%

Total revenue (4)	$698.2	$568.9	$2,448.5	$1,926.7
Year over year growth	23%	23%	27%	31%
(1) Includes allocated subscription revenue.
(2) Includes services, freight, accessories, Non-CGM acquired revenue, etc.
(3) Includes transmitter and receiver revenue.
(4) The sum of the revenue components may not equal total revenue due to rounding.

DexCom, Inc.
Table E
Itemized Reconciliation Between GAAP and Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
GAAP gross profit	$472.6	$399.1	$1,680.5	$1,280.1
COVID-19 costs (1)	—	—	—	8.1
Non-GAAP gross profit	$472.6	$399.1	$1,680.5	$1,288.2

GAAP operating income	$0.6	$104.0	$265.8	$299.5
Amortization of acquired intangible assets	1.4	0.4	3.7	2.3
Business transition and related costs (2)	—	—	—	0.4
COVID-19 costs (1)	—	—	—	11.1
Intellectual property litigation costs (3)	9.9	—	14.1	—
Litigation settlement costs (4)	—	—	—	6.1
Non-cash collaborative research and development fee (5)	87.1	—	87.1	—
Non-GAAP operating income	$99.0	$104.4	$370.7	$319.4

GAAP net income (loss)	$(19.4)	$355.2	$154.7	$493.6
Business transition and related costs (2)	—	—	—	0.4
COVID-19 costs (1)	—	—	—	11.1
Depreciation and amortization	32.1	20.4	102.0	67.1
Intellectual property litigation costs (3)	9.9	—	14.1	—
Litigation settlement costs (4)	—	—	—	6.1
Income from equity investments (6)	(11.6)	—	(11.6)	—
Loss on extinguishment of debt (7)	0.6	—	1.4	5.9
Non-cash collaborative research and development fee (5)	87.1	—	87.1	—
Share-based compensation	26.3	34.1	113.4	119.4
Interest expense and interest income	24.7	23.4	98.6	71.5
Income tax (benefit) expense	4.7	(273.9)	19.2	(268.6)
Adjusted EBITDA	$154.4	$159.2	$578.9	$506.5

GAAP net income (loss)	$(19.4)	$355.2	$154.7	$493.6
Amortization of acquired intangible assets	1.4	0.4	3.7	2.3
Business transition and related costs (2)	—	—	—	0.4
COVID-19 costs (1)	—	—	—	11.1
Intellectual property litigation costs (3)	9.9	—	14.1	—
Litigation settlement costs (4)	—	—	—	6.1
Non-cash interest expense (8)	20.9	20.3	83.0	68.6
Income from equity investments (6)	(11.6)	—	(11.6)	—
Loss on extinguishment of debt (7)	0.6	—	1.4	5.9
Non-cash collaborative research and development fee (5)	87.1	—	87.1	—
Adjustments related to taxes (9)	(19.9)	(285.5)	(65.7)	(285.5)
Non-GAAP net income	$69.0	$90.4	$266.7	$302.5

GAAP diluted net income (loss) per share (10)	$(0.20)	$3.48	$1.55	$5.06

Amortization of acquired intangible assets	0.01	—	0.04	0.02
Business transition and related costs (2)	—	—	—	—
COVID-19 costs (1)	—	—	—	0.11
Intellectual property litigation costs (3)	0.10	—	0.14	—
Litigation settlement costs (4)	—	—	—	0.06
Non-cash interest expense (8)	0.21	0.20	0.83	0.70
Income from equity investments (6)	(0.11)	—	(0.12)	—
Loss on extinguishment of debt (7)	0.01	—	0.01	0.06
Non-cash collaborative research and development fee (5)	0.86	—	0.87	—
Adjustments related to taxes (9)	(0.20)	(2.88)	(0.66)	(2.93)
Impact of adjustment to GAAP diluted shares (11)	0.01	0.10	—	—
Non-GAAP net income per share (12)	$0.68	$0.91	$2.66	$3.10

GAAP diluted weighted-average shares outstanding	97.0	104.3	100.1	97.5
Non-GAAP diluted weighted-average shares outstanding (13)	100.9	99.1	100.1	97.5

DexCom, Inc.
Table E (Continued)
Itemized Reconciliation Between GAAP and Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

(1) Represents costs associated with the COVID-19 outbreak related to taking the necessary precautions for essential personnel to operate safely both in person as well as remotely.
(2) Business transition and related costs are primarily related to the Restructuring Plan that Dexcom announced on February 21, 2019.
(3) Represents costs related to a patent infringement lawsuit.
(4) Represents costs associated with a settlement of litigation and proceedings in 2020 related to a patent infringement lawsuit.
(5) Represents expense incurred in the fourth quarter of 2021 associated with the 2018 collaboration and licensing agreement with Verily Life Sciences.
(6) Represents a gain from the sale of an equity investment.
(7) Loss on extinguishment of debt is related to the conversions and/or repurchases of our senior convertible notes.
(8) Non-cash interest expense represents accretion of the debt discount associated with our senior convertible notes.
(9) For the three and twelve months ended December 31, 2021, tax adjustments were primarily related to the excess tax benefits from stock compensation vesting. For the three and twelve months ended December 31, 2020, we exclude the impact related to the Company’s valuation allowance release of $285.5 million.
(10) Net income used for calculating diluted earnings per share for the three months ended December 31, 2020 was $363.2 million, including an add back of $8.0 million interest expense, net of tax, under the if-converted method for our 2023 senior convertible notes.
(11) The adjustment for the three months ended December 31, 2021 is for the transition from GAAP diluted net loss per share, which excludes diluted shares, to non-GAAP diluted net income per share, which includes diluted shares. The adjustment for the three months ended December 31, 2020 is related to removing the dilutive impact of our 2023 senior convertible notes due to the tax benefit from the release of the Company’s valuation allowance as discussed in note 13 below.
(12) The sum of the non-GAAP net income per share components may not equal the totals due to rounding.
(13) The non-GAAP diluted weighted-average shares outstanding for the three months ended December 31, 2020 excludes 5.2 million shares related to our 2023 senior convertible notes which were dilutive for GAAP due to the tax benefit from the release of the Company’s valuation allowance. As the valuation allowance release is excluded from non-GAAP net income, we exclude the dilutive impact of the 2023 senior convertible notes from non-GAAP dilutive weighted-average shares outstanding. The 2023 senior convertible notes are also hedged through an anti-dilutive bond hedge arrangement.

ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated February 10, 2022 contains non-GAAP financial measures. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP net income (loss) per share as well as adjusted EBITDA.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe that they provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by senior management in our financial and operational decision making. Our non-GAAP financial measures exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization and our senior management. We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. We believe that non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliations between these presentations, to more fully understand our business.

Table E reconciles the non-GAAP financial measures in the press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP).

We exclude the following items from non-GAAP financial measures for non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP net income (loss) per share:

•Amortization of acquired intangible assets
•Collaborative research and development fees associated with milestone and incentive payments under our collaborative research and development arrangements paid or payable by issuing shares of our common stock
•Business transition and related costs associated with acquisition, integration and business transition activities, including severance, relocation, consulting, leasehold exit costs, third party merger and acquisition costs, and other costs directly associated with such activities
•COVID-19 costs associated with the COVID-19 outbreak related to taking the necessary precautions for essential personnel to operate safely both in person as well as remotely. Costs incurred include items like incremental payroll costs, consulting support, IT infrastructure and facilities related costs
•Income or loss from equity investments
•Intellectual property litigation costs
•Litigation settlement costs
•Non-cash interest expense on senior convertible notes for the accretion of the debt discount associated with our senior convertible notes

•Loss on extinguishment of debt associated with repurchases and/or conversions of our senior convertible notes
•Adjustments related to taxes for the excluded items above, as well as excess benefits or tax deficiencies from stock-based compensation, the one-time impact from release of valuation allowance in 2020, and the quarterly impact of other discrete items

Adjusted EBITDA excludes non-cash operating charges for share-based compensation, depreciation and amortization as well as non-operating items such as interest income, interest expense, loss on extinguishment of debt, income and loss from equity investments, and income tax expense or benefit. For the reasons explained above, adjusted EBITDA also excludes non-cash collaborative research and development fees, business transition and related costs, COVID-19 costs, litigation settlement costs, and intellectual property litigation costs.